UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 17, 2022

CUMMINS INC.

(Exact name of registrant as specified in its charter)

Indiana	1-4949	35-0257090
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Jackson Street
P.O. Box 3005
Columbus, Indiana 47202-3005

(Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Sections 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $2.50 par value	CMI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 17, 2022, Cummins Inc. (the “Company”) entered into a Fourth Amended and Restated 364-Day Credit Agreement (the “364-Day Credit Agreement”) by and among the Company, certain of its subsidiaries (together with the Company, the “Borrowers”), the lenders named therein (the “364-Day Lenders”) and JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent. Under the 364-Day Credit Agreement, the Borrowers may obtain revolving and swingline loans, in each case subject to certain amount limitations, in an amount up to $1.5 billion in the aggregate outstanding at any time prior to August 16, 2023 (the “Commitment Termination Date”). The 364-Day Credit Agreement amends and restates in its entirety that certain Third Amended and Restated 364-Day Credit Agreement, dated as of August 18, 2021, by and among the Company, certain subsidiaries referred to therein, the lenders party thereto and JPMorgan, as administrative agent.

On August 17, 2022, the Company also entered into an Incremental 364-Day Credit Agreement (the “Incremental Credit Agreement,” together with the 364-Day Credit Agreement, the “New Credit Agreements”) by and among the Company, the other Borrowers party thereto, the lenders named therein (the “Incremental Lenders” and together with the 364-Day Lenders, the “Lenders”) and JPMorgan, as administrative agent. Under the Incremental Credit Agreement, the Borrowers may obtain revolving loans in an amount up to $500 million in the aggregate outstanding at any time prior to the Commitment Termination Date.

In connection with the New Credit Agreements, on August 17, 2022, the Company also entered into an Amendment No. 1 to Amended and Restated Credit Agreement (the “Amendment”) by and among the Company, the other Borrowers party thereto, the 5-Year Lenders (as defined below) named therein and JPMorgan, as administrative agent, which amends that certain Amended and Restated Credit Agreement, dated as of August 18, 2021 (the “Existing 5-Year Credit Agreement”, the Existing 5-Year Credit Agreement as amended by the Amendment, the “5-Year Credit Agreement” and the 5-Year Credit Agreement together with the New Credit Agreements, collectively, the “Credit Agreements”), by and among the Company, the other Borrowers party thereto, the lenders named therein (the “5-Year Lenders”) and JPMorgan, as administrative agent, to, among other things, replace LIBOR with SOFR as an interest rate benchmark and to make other conforming changes to interest rate determinations, as further described below.

The borrowings under the New Credit Agreements will not be secured with liens on any of the Company’s or its subsidiaries’ assets. The Company will guarantee all borrowings by the subsidiary Borrowers under the New Credit Agreements.

The Company may from time to time request incremental term loans and/or increase the maximum availability under the 364-Day Credit Agreement by up to $750 million if certain conditions are satisfied, including (i) the absence of any default or event of default under the 364-Day Credit Agreement, and (ii) the Company obtaining the consent of the 364-Day Lenders participating in each such increase. In addition, prior to the Commitment Termination Date, the Company may, by notice to the applicable administrative agent and subject to certain other conditions set forth in the applicable New Credit Agreement including the absence of any default or event of default thereunder, elect to convert all or a ratable portion of the outstanding revolving loans under either New Credit Agreement into term loans (the “Term-Out Option”) that will mature on the first anniversary of the Commitment Termination Date. The Borrowers will pay a fee to the applicable Lenders equal to 0.5% of the aggregate principal amount of the outstanding revolving loans converted into term loans pursuant to the Term-Out Option.

Borrowings under the Credit Agreements will bear interest at varying rates, depending on the type of loan and, in some cases, the rates of designated benchmarks and the applicable Borrower’s election. For all borrowings under the Credit Agreements, the applicable Borrower may choose among the following interest rates: (i) solely in the case of U.S. dollar-denominated loans, an interest rate (the “Alternate Base Rate”) equal to the highest of (1) the prime rate in effect from time to time, (2) the greater of (A) the federal funds effective rate in effect from time to time and (B) the overnight bank funding rate in effect from time to time, in each case plus 0.5% and (3) the Adjusted Term SOFR Rate for a one month interest period plus 1.00%; (ii) an interest rate equal to (1) solely in the case of U.S. dollar-denominated term benchmark loans, the Adjusted Term SOFR Rate or (2) solely in the case of euro-denominated term benchmark loans, the Adjusted EURIBO Rate, as applicable, in each case for the applicable interest period plus a rate ranging from (x) 0.50% to 1.00% in the case of the 5-Year Credit Agreement and (y) 0.45% to 0.875% in the case of the New Credit Agreements, in each case depending on the credit rating of the Company’s senior unsecured long-term debt (the “Applicable Rate”), (iii) solely in the case of pound sterling- or U.S. dollar-denominated loans, the Adjusted Daily Simple RFR plus the Applicable Rate; or (iv) solely in the case of swingline loans available under the 364-Day Credit Agreement and the 5-Year Credit Agreement, an interest rate equal to (1) solely in the case of U.S. dollar-denominated swingline loans, the Alternate Base Rate, (2) solely in the case of euro-denominated swingline loans, Daily Simple ESTR plus the Applicable Rate, (3) solely in the case of pound sterling-denominated swingline loans, Daily Simple SONIA plus the Applicable Rate, or (4) another rate agreed to by the applicable 364-Day Lender or 5-Year Lender and the applicable Borrower. Currently, the Company’s senior unsecured long-term debt is rated A2 by Moody’s Investors Service, Inc. and A+ by Standard & Poor’s Financial Services LLC, which would result in an Applicable Rate of (x) 0.75% under the 5-Year Credit Agreement and (y) 0.625% under the New Credit Agreements, in each case for purposes of (ii)-(iv) above as applicable. Credit ratings are not recommendations to buy and are subject to change, and each rating should be evaluated independently of any other rating. In addition, the Company undertakes no obligation to update disclosures concerning its credit ratings, whether as a result of new information, future events or otherwise.

The New Credit Agreements contain customary events of default and financial and other covenants, including a financial covenant requiring that the ratio of the consolidated net debt of the Company and its subsidiaries to the consolidated total capital of the Company and its subsidiaries as of the last day of each fiscal quarter not be greater than 0.65:1.

The description of each New Credit Agreement and the Amendment set forth above is qualified by reference to the 364-Day Credit Agreement, the Incremental Credit Agreement and the Amendment, as applicable, filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits. - The exhibits below are filed herewith:

Exhibit Index

Exhibit No.	Description
Exhibit 10.1	Fourth Amended and Restated 364-Day Credit Agreement, dated as of August 17, 2022, by and among Cummins Inc., the subsidiary borrowers referred to therein, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Exhibit 10.2	Incremental 364-Day Credit Agreement, dated as of August 17, 2022, by and among Cummins Inc., the subsidiary borrowers referred to therein, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Exhibit 10.3	Amendment No. 1 to Amended and Restated Credit Agreement, dated as of August 17, 2022, by and among Cummins Inc., the subsidiary borrowers referred to therein, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Exhibit 104	Cover Page Interactive Data File (the cover page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2022

CUMMINS INC.

/s/ Luther E. Peters
Luther E. Peters Vice President - Controller (Principal Accounting Officer)